As filed with the U.S. Securities and Exchange Commission on April 30, 2001

Registration No. 333-______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________

ENERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Alabama 63-0757759

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Address of Principal Executive Offices) (Zip Code)

ENERGEN CORPORATION

1997 DEFERRED COMPENSATION PLAN

(Full title of the plan)

____________________________

DAVID J. WOODRUFF, JR.

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Name and address of agent for service)

(205) 326-2700

(Telephone number, including area code, of agent for service)

with a copy to:

JOHN K. MOLEN, ESQ.

Bradley Arant Rose & White LLP

2001 Park Place

Suite 1400

Birmingham, Alabama 35203

(205) 521-8000

____________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price *	Amount of registration fee
Deferred Compensation Units; Common Stock, $0.01 par value	$5,000,000.00	Not Applicable	$5,000,000.00	$ 1,250.00

* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

This Registration Statement relates to the registration of an additional $5,000,000.00 in Deferred Compensation Units and Common Stock of Energen Corporation (the "Company"), to be offered pursuant to the Company's 1997 Deferred Compensation Plan (the "Plan"). The Company has previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on April 29, 1997 (File No. 33-26111) (the "Original Registration Statement") which related to the registration of $5,000,000.00 of the Company's Deferred Compensation Units and Common Stock offered pursuant to the Plan, the contents of which Original Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 001-07810).

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 (File No. 001-07810).

(3) The description of the common stock, par value $.01 per share (and the associated Rights to Purchase Series 1998 Junior Participating Preferred Stock) of the Company ("Energen Common Stock"), appearing in the Company's Registration Statement on Form 8-A (Registration No. 001-07810), as filed on July 10, 1998 pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

Item 5. Interests of Named Experts and Counsel.

Bradley Arant Rose & White LLP, counsel to the Company, has been routinely engaged to perform legal services by the Company since the formation of the Company. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 5,000 shares of Energen Common Stock.

Item 6. Indemnification of Directors and Officers.

As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Section 2.06 of the Bylaws of the Company provides for indemnification of directors, officers and employees in certain instances. The provisions of Section 2.06 provide as follows:

2.06 INDEMNIFICATION OF DIRECTORS AND OFFICERS - LIABILITY INSURANCE

(a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

(d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to such claim, action, or proceeding;

(ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(iii) By the stockholders.

(e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Article XI of the Company's Restated Certificate of Incorporation provides as follows:

11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

Item 8. Exhibits.

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of Energen Corporation (as amended through July 22, 1998) which was filed as Exhibit 3(c) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Energen Corporation 1988 Stock Option Plan (as amended November 25, 1997) which was filed as Exhibit 10(e) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(f) Energen Corporation 1992 Long-Range Performance Share Plan (as amended effective October 1, 1999) which was filed as Exhibit 10(f) to Energen's Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 1-7810).

*4(g) Energen Corporation 1997 Stock Incentive Plan (as amended effective October 1, 2000) which was filed as Exhibit 10(h) to Energen's Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-7810).

4(h) Energen Corporation 1997 Deferred Compensation Plan (as amended effective January 1, 2001).

*4(i) Energen Corporation 1992 Directors Stock Plan (as amended April 25, 1997) which was filed as Exhibit 10(i) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(j) Energen Corporation Annual Incentive Compensation Plan, Revised 5/90, as amended effective October 1, 1993, which was filed as Exhibit 10(m) to Energen's Annual Report on Form 10-K for the year ended September 30, 1994 (File No. 1-7810).

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

______________

* Incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 30th day of April, 2001.

ENERGEN CORPORATION

By: *

Wm. Michael Warren, Jr.

Chairman of the Board, President

and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature Title Date

* Chairman of the Board, President April 30, 2001

Wm. Michael Warren, Jr. and Chief Executive Officer

* Executive Vice President, April 30, 2001

Geoffrey C. Ketcham Chief Financial Officer and Treasurer

(Principal Financial Officer)

* Controller (Principal Accounting Officer) April 30, 2001

Grace B. Carr

* Director April 30, 2001

Dr. Stephen D. Ban

* Director April 30, 2001

Julian W. Banton

* Director April 30, 2001

J. Mason Davis, Jr.

* Director April 30, 2001

James S. M. French

* Director April 30, 2001

T. Michael Goodrich

* Director April 30, 2001

Wallace L. Luthy

* Director April 30, 2001

Rex J. Lysinger

* Director April 30, 2001

Dr. Judy M. Merritt

* Director April 30, 2001

Drayton Nabers, Jr.

* Director April 30, 2001

Stephen A. Snider

/s/ Geoffrey C. Ketcham April 30, 2001

Geoffrey C. Ketcham

Attorney in Fact

* By Geoffrey C. Ketcham ,

Attorney in Fact

INDEX OF EXHIBITS

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of Energen Corporation (as amended through July 22, 1998) which was filed as Exhibit 3(c) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Energen Corporation 1988 Stock Option Plan (as amended November 25, 1997) which was filed as Exhibit 10(e) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(f) Energen Corporation 1992 Long-Range Performance Share Plan (as amended effective October 1, 1999) which was filed as Exhibit 10(f) to Energen's Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 1-7810).

*4(g) Energen Corporation 1997 Stock Incentive Plan (as amended effective October 1, 2000) which was filed as Exhibit 10(h) to Energen's Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-7810).

4(h) Energen Corporation 1997 Deferred Compensation Plan (as amended effective January 1, 2001).

*4(i) Energen Corporation 1992 Directors Stock Plan (as amended April 25, 1997) which was filed as Exhibit 10(i) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(j) Energen Corporation Annual Incentive Compensation Plan, Revised 5/90, as amended effective October 1, 1993, which was filed as Exhibit 10(m) to Energen's Annual Report on Form 10-K for the year ended September 30, 1994 (File No. 1-7810).

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

______________

* Incorporated by reference.

EXHIBIT 4(h)

ENERGEN CORPORATION

1997 DEFERRED COMPENSATION PLAN(As amended January 1, 2001)

Energen Corporation, an Alabama corporation, hereby establishes the Energen Corporation 1997 Deferred Compensation Plan, effective as of April 25, 1997, in order to provide deferred compensation to directors and certain key employees of Energen Corporation and its affiliated companies. The purpose of the Energen Corporation Deferred Compensation Plan is to assist Energen Corporation and its affiliated companies in retaining directors and key employees, encouraging their long term commitment to the company's success, and attracting new directors and key employees by offering them an opportunity to defer compensation and participate in the success of Energen Corporation and its affiliated companies, and allowing them to share in increases in the value of Energen Corporation.

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

(a) "Account" or "Accounts" means the account or accounts established and maintained for a Participant pursuant to Article IV of the Plan. A Participant's Account shall consist of the Participant's Investment Account and the Participant's Company Stock Account.

(b) "Alagasco" means Alabama Gas Corporation, a subsidiary of Energen Corporation.

(c) "Allocation Request Form" means such form or forms as may be approved by Energen from time to time for use by a Participant to request (i) an allocation of certain deferred compensation and/or an allocation or reallocation of the Participant's Investment Account among available investment options pursuant to Section 7.2(c), (ii) that certain deferred compensation be allocated to the Participant's Company Stock Account pursuant to Section 7.1(g); and/or (iii) diversification of part or all of the Company Stock Account pursuant to Section 7.1(h).

(d) "Basin" means Basin Pipeline Corporation, a subsidiary of Energen Corporation.

(e) "Board of Directors" means the Board of Directors of Energen Corporation.

(f) "Cash Compensation" means any one or more of the following items of compensation:

(i) Base salary;

(ii) Awards under the Energen Corporation Annual Incentive Compensation Plan (or any successor plan), as amended from time to time;

(iii) Awards under the Energen Corporation Salaried Employee Incentive Compensation Plan (or any successor plan), as amended from time to time; and

(iv) Director fees including retainer, meeting, committee, and other fees payable to a Director for service in such capacity.

(g) "Change in Control" means the occurrence of any one or more of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

(2) Individuals who, as of October 1, 1999, constitute the Board of Directors of Energen (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Energen (the "Board of Directors"); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(3) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(4) Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.

(h) "Code" means the Internal Revenue Code of 1986, as amended.

(i) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen Corporation as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

(j) "Company Stock Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in shares of Common Stock.

(k) "Deferral Election Form" means such the form or forms as may be approved by Energen from time to time for use by a Participant to elect to defer compensation under the Plan.

(l) "Director" means a member of the board of directors of a Participating Employer.

(m) "Disability" means the total and permanent disability of a Participant which entitles the Participant to a disability benefit under a disability program sponsored or maintained by the Participant's Participating Employer; provided, that if no such program is applicable to the Participant, then "Disability" with respect to such Participant means that, based on medical evidence reasonably satisfactory to Energen, the Participant is totally and permanently unable to engage in any occupation or gainful employment for which the Participant is reasonably suited by background, training, education or experience.

(n) "Discretionary Amount" means amounts credited to a Participant's Account pursuant to Section 4.4.

(o) "Distributable Event" means an event identified as such in Section 6.1.

(p) "EGN" means EGN Services, Inc., a subsidiary of Energen Corporation.

(q) "Energen" means Energen Corporation, an Alabama corporation.

(r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(s) (i) "Fair Market Value Average", (ii) "Fair Market Value Close", and (iii) "Fair Market Value Twenty" mean respectively:

(i) the average of the high and low sales prices on the Composite Tape for the New York Stock Exchange - Listed Stocks ("NYSE composite") for the Common Stock on a specified date,

(ii) the closing sales price of the Common Stock on the NYSE composite for a specified date, and

(iii) the twenty day average high and low sales prices for the Common Stock on the NYSE composite for the twenty business days ending on a specified date.

In the event that the Common Stock is not traded on the NYSE, the Officers Review Committee, in its reasonable discretion, shall specify appropriate alternative measures of Common Stock value.

(t) "Heat Tech, Inc." means American Heat Tech, Inc., a subsidiary of Energen Corporation.

(u) "Investment Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in available investment options.

(v) "Midtown NGV" means Midtown NGV, Inc., a subsidiary of Energen Corporation.

(w) "Officer" means an officer of a Participating Employer elected to such position by the board of directors of such Participating Employer.

(x) "Officers Review Committee" means the Officers Review Committee of the Board of Directors or such other person or persons as may be designated by the Board of Directors to act on behalf of the Board of Directors in the administration of the Plan.

(y) "Participant" means an individual identified as such under Article III of the Plan.

(z) "Participating Employer" means any employer participating in the Plan pursuant to Article II of the Plan.

(aa) "Plan" means the Energen Corporation 1997 Deferred Compensation Plan, as of its original effective date, including any amendments thereto, which is maintained by Energen and its affiliated companies primarily for the purpose of providing financial incentives for directors and certain key employees of Energen and its affiliated companies.

(bb) "Qualifying Compensation" means items of compensation which either:

(i) first become payable in a calendar year subsequent to the calendar year of the applicable election for services rendered during periods of service subsequent to the date of such election; or

(ii) first become payable and determinable in amount during a calendar year subsequent to the calendar year of the applicable election and at least 180 days subsequent to the date of such election.

The foregoing notwithstanding, with respect to an election made within thirty days of the effective date of the Plan, "Qualifying Compensation" means items of Compensation which either:

(i) first become payable subsequent to the date of the applicable election for services rendered during periods of service subsequent to the date of such election; or

(ii) first become payable and determinable in amount subsequent to the date of the applicable election.

(cc) "Stock Compensation" means any one or more of the following items of compensation:

(i) Awards under the Restricted Stock Incentive Plan of Energen Corporation, as amended;

(ii) Awards under the Energen Corporation 1992 Long-Range Performance Share Plan, as amended from time to time;

(iii) Annual or elective grants under the Energen Corporation 1992 Directors Stock Plan, as amended from time to time;

(iv) Grants under the Energen Corporation 1988 Stock Option Plan, as amended from time to time; and

(v) Awards under the Energen Corporation 1997 Stock Incentive Plan, as amended from time to time.

(dd) "Taurus" means Taurus Exploration, Inc., a subsidiary of Energen Corporation.

(ee) "Taurus USA" means Taurus Exploration USA, Inc., a subsidiary of Taurus.

(ff) "Trust" means the trust described in Section 12.4. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

(gg) "Trustee" means the corporation or person or persons selected by Energen to serve as Trustee for the Trust.

(hh) "Vested" means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.

ARTICLE II.

PARTICIPATING EMPLOYERS

Section 2.1 Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of the "controlled group" of corporations, within the meaning of Section 414 of the Code, that includes Energen and must be determined to be eligible to participate in the Plan by Energen. The corporations which are eligible to participate in this Plan as of April 25, 1997, are Energen, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech, and Midtown NGV.

Section 2.2 Participation Reimbursements. Energen, the sponsor of the Plan, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech and Midtown NGV are Participating Employers in the Plan effective as of April 25, 1997. Any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 of the Plan may, with the approval of the Board of Directors by resolution of the Board of Directors, adopt this Plan and become a Participating Employer in the Plan. The date on which such eligible company may become a Participating Employer in the Plan shall be stated in the resolutions of the Board of Directors. Each of the Participating Employers agree to make payments of their allocable portion of the benefits provided under the Plan to their respective employee and Director Participants. Energen hereby guarantees the performance by each of the other Participating Employers of their respective obligations under the Plan. Neither the respective benefit payment obligations of the Participating Employers nor Energen's guarantee of performance is secured in any way. Such obligations and guarantee constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer, other than Energen, shall reimburse Energen for its allocable share of costs and expenses paid by Energen in connection with the operation and administration of the Plan, and shall reimburse Energen for any benefits paid by Energen under the Plan to Participants to the extent allocable to such Participating Employer and its Participants. Payments made to Participants by the Trust shall constitute payments by Energen and Energen shall be reimbursed for such payments by the appropriate Participating Employers.

Section 2.3 Recordkeeping and Reporting. Each Participating Employer, other than Energen, shall furnish to Energen the information with respect to each of its Participants necessary to enable Energen to maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to such Participants and to give those Participants any reports which may be required under the terms of the Plan or by law.

Section 2.4 Termination of Participation. A Participating Employer, other than Energen, may withdraw from participation in the Plan at any time by providing Energen with 30 days advance written notice of such withdrawal from participation and the effective date of such Participating Employer's withdrawal, which 30-day notice period may be waived by Energen. In addition, Energen may terminate a Participating Employer's participation in the Plan by providing such Participating Employer with 30 days advance written notice, which 30-day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to deferrals made prior to such termination by its Participants (including subsequent investment performance adjustments), unless otherwise expressly agreed by Energen with Energen fully assuming such obligations.

Section 2.5 Separate Accounting. Energen shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with Section 404(a)(5) of the Code and Section 1.404(a) - 12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).

ARTICLE III.

ELIGIBILITY AND PARTICIPATION

Section 3.1 Eligibility. Each Director and each Officer of a Participating Employer shall be eligible to participate in the Plan effective as of the later of the effective date of the Plan or the date on which such individual first becomes a Director or Officer. In addition, the Officers Review Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Officers Review Committee designates a management level or highly compensated employee as eligible to become a Participant in the Plan, Energen shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

Section 3.2 Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with Energen of a completed Deferral Election Form and acceptance of such form by Energen. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan, shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by Energen from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

Section 3.3 Suspension of Eligibility. The Officers Review Committee (or the Board of Directors if the affected Participant is a Director) may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event , the Participant's Section 4.1 compensation deferral election will immediately terminate and no additional amounts shall be credited to his or her Accounts under Sections 7.1(a), (b), (c) and 7.2(a) until such time as the individual is again determined to be eligible to participate in the Plan by the Officers Review Committee (or Board of Directors as appropriate) and makes a new Section 4.1 election. However, the Account of such Participant shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until fully distributed.

ARTICLE IV.

BENEFITS

Section 4.1 Deferred Compensation. A Participant may elect to defer receipt of part or all of any one or more items of Cash Compensation and/or Stock Compensation. A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant's Account and shall be used solely for accounting purposes.

Section 4.2 Form and Effectiveness of Deferral Election. Elections to defer compensation under the Plan shall be made in writing on the Deferral Election Form. Such elections may be revised or terminated by the making of a new deferral election on the Deferral Election Form. Deferral elections (including revisions or terminations of prior elections) shall be effective for Qualifying Compensation (subject to the last sentence of this section). Notwithstanding the other provisions of this Plan, a Participant's Deferral Election Form and the various elections and selections made thereon (excepting elections to terminate deferral of one or more items of compensation), shall not become effective unless acceptance thereof by Energen in its sole discretion is acknowledged in writing. A Participant's election to terminate a prior compensation deferral election shall be effective upon delivery to Energen and shall be accepted and honored by the Participating Employers with respect to Qualifying Compensation (subject to the following sentence). An election to reduce or terminate a prior election to defer an item of compensation shall in no event be effective with respect to compensation for services rendered during a period of service commencing prior to the date of such election.

Section 4.3 Participant Accounts. A Company Stock Account and an Investment Account shall be established and maintained for each Participant. The Company Stock Account shall be measured in shares of Common Stock and the Investment Account shall be measured in dollars. The Company Stock Account shall be credited as described in Section 7.1 for deferred amounts attributable to (i) Stock Compensation and (ii) such amounts of Cash Compensation as may be allocated to the Company Stock Account pursuant to Section 7.1(g). The Investment Account shall be credited as described in Section 7.2 for any deferred amounts of Cash Compensation which are not allocated to the Company Stock Account pursuant to Section 7.1(g).

Section 4.4 Discretionary Amounts. In addition to amounts deferred by a Participant, the Board of Directors may from time to time, in its sole discretion, authorize a Participant's Participating Employer to credit the Participant's Company Stock Account with additional amounts (denominated in dollars). Such additional amounts may be authorized for such purpose or purposes as the Board of Directors may deem appropriate, including, without limitation, as mirror employer matching contributions or ESOP contributions made by such Participating Employer with respect to The Energen Corporation Employee Savings Plan.

ARTICLE V.

VESTING

Section 5.1 Vested Benefit. A Participant shall be considered to be 100% Vested in his or her Account.

Section 5.2 Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall be equal to a cash payment equal to the value of the amounts credited to the Participant' s Investment Account and a distribution of that number of Common Shares equal to the number of shares credited to the Participant's Company Stock Account (with any fractional share being rounded to a whole share).

ARTICLE VI.

DISTRIBUTIONS.

Section 6.1 Distributable Events. A Participant's Distributable Event shall be the first to occur of the following events; provided, that events (b) - (e) shall be Distributable Events only if so elected by the Participant in the Deferral Election Form and further provided that events (d) - (f) are subject to Section 6.6:

(a) the Participant's 70th birthday (i.e., the 70th anniversary of the Participant's birth) or such earlier birthday as the Participant may specify in the Deferral Election Form;

(b) Disability (as defined in Section 1.1);

(c) the Participant's death;

(d) the first date on which the Participant is neither an employee nor a Director of any Participating Employer;

(e) such other event as the Participant may specify in the Deferral Election Form (subject to approval of Energen);

(f) the taking of action by the Board of Directors to terminate the Plan pursuant to Section 14.1, or

(g) termination for Cause subject to and in accordance with Section 6.7.

A Participant's Distributable Event elections must be made on the Participant's initial Deferral Election Form and are irrevocable; provided, that Energen may in its sole discretion allow a Participant to make different Distributable Event elections applicable only with respect to Qualifying Compensation for services rendered during periods of service commencing after the date of such election.

Section 6.2 Distribution of Benefits.

(a) Distribution Commencement Date. Excepting withdrawals under Sections 6.3 and 6.4 which shall be distributed in accordance with those Sections, distribution of a Participant's Plan benefit shall commence as of the first day of the second calendar month immediately following the calendar month in which the Participant's applicable Distributable Event occurs.

(b) Form of Distribution. Benefits attributable to the value of the Investment Account shall be delivered to the Participant in dollars. Benefits attributable to the Company Stock Account shall be delivered to the Participant in the form of shares of Common Stock. To the extent that the distribution is in the form of shares of Common Stock, such delivery shall be subject to all applicable securities laws and regulations and Energen shall have taken all steps, if any, including registration and listing, as may be necessary to make the shares immediately saleable by the Participant without further regulatory action or compliance on the part of the Participant (other than compliance with paragraphs (f) and (h) of Rule 144 under the Securities Act of 1933). The Participant shall reasonably cooperate with Energen, at Energen's expense, to facilitate such compliance and related actions by Energen.

(c) Payment Options. In the event a Participant becomes eligible to receive a payment of benefits under the Plan, the benefits payable to the Participant or, in the event of the

Participant's death, to the Participant's designated beneficiary under the Plan shall be paid in accordance with one of the payment options available under the Plan as elected by the Participant on the Participant's Deferral Election Form. The Participant may elect separate payment options with respect to the Investment Account and the Company Stock Account. A Participant may change payment options by electing another payment option available under the Plan on a subsequent Deferral Election Form, but such change in payment option will not be effective until the calendar year following the calendar year in which the change was elected. Further, in no event will any such change in payment option be effective if such change is elected during the calendar year in which the Distributable Event occurs and no further elections may be made once a Distributable Event occurs. The payment options include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by Energen. The Board of Directors may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the payment option elected by a Participant (including consolidation into a lump sum); provided, that in the event of a Change in Control, no reduction of a payment period may be made prior to the fifth anniversary of such Change in Control. Absent a payment option election, the Board of Directors shall direct the payment of any benefits payable under the Plan to or on behalf of the Participant in a lump sum payment to the Participant, or in the event of the Participant's death, to the Participant's designated beneficiary under the Plan.

Section 6.3 Early Withdrawals. Notwithstanding any provision in this Plan to the contrary, a Participant may request, by providing a written request to the Officers Review Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of 25% (of aggregate Account value). If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six-month period of nonparticipation (during which no additional amounts will be credited to the Participant's Accounts under Sections 7.1(a), (b), (c) and 7.2(a) of the Plan) for each 25% increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is approved by the Officers Review Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a 24-month period beginning as of the date of such approval by the Officers Review Committee. In addition, a penalty of 10% of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 6.3.

Section 6.4 Hardship Withdrawals. In addition to the other distribution and withdrawal provisions of this Article VI and notwithstanding any provision herein to the contrary, in the event a Participant incurs an unforeseeable emergency, the Participant may request, by providing a written request to the Officers Review Committee, a hardship withdrawal of all or any portion of his or her benefits from his or her Accounts under the Plan. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a hardship withdrawal may be permitted under this Section 6.4. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This provision shall be interpreted in a manner not inconsistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

Section 6.5 Distributions as Result of Tax Determination. Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts or shares credited to a Participant's Accounts under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Officers Review Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or shares determined to be includable in the Participant's gross income.

Section 6.6 No Parachute Payment. An event described in Sections 6.1(d), (e) and (f) shall not constitute a Distributable Event if the Officers Review Committee in its reasonable discretion following consultation with appropriate tax and/or legal advisors reasonably determines that such distribution will likely constitute a parachute payment for purposes of Section 280G of the Code. Furthermore, if such event occurs subsequent to a Change in Control, the Officers Review Committee shall, at Energen's expense, promptly request a written opinion of the Independent Auditor with respect to the applicability of such Section 280G and such event shall not constitute a Distributable Event unless and until the Independent Auditor delivers its written unqualified opinion, a copy of which shall be provided to the Participant, to the effect that a distribution of benefits as a result of such event will not constitute a parachute payment under Section 280G of the Code. As used in this Section 6.6, the term independent auditor means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Officers Review Committee in its reasonable discretion.

Section 6.7 Distribution Upon Termination for Cause. In the event that a Participant is terminated for Cause (as defined below), the Company may, at its discretion, treat such termination or any date subsequent thereto as a Distributable Event. For purposes of this Plan, termination for Cause means termination based on any of the following:

(i) The willful and continued failure by the Participant to substantially perform Participant's duties with a Participating Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed Participant's duties;

(ii) the engaging by Participant in willful misconduct which is demonstrably injurious to any one or more of the Participating Employers monetarily or otherwise; or

(iii) the conviction of Participant of a felony.

ARTICLE VII.

VALUATION OF BENEFITS.

Section 7.1 Company Stock Account.

(a) Stock Award Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts attributable to awards which would otherwise have been distributed to the Participant in the form of Common Stock, then the number of shares of Common Stock which would have otherwise been distributed to the Participant shall be credited to the Participant's Company Stock Account as of the date that such distribution to the Participant would have otherwise occurred.

(b) Cash Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts which would have otherwise been distributed to the Participant in the form of cash, then the Participant's Company Stock Account shall be credited with that number of shares of Common Stock equal to the number of such shares that could have been purchased with such cash amounts at the Fair Market Value Average for the last business day of the month during which such cash amounts would have otherwise been distributed to the Participant.

(c) Discretionary Amount. When a participant's Company Stock Account is to be credited for a Discretionary Amount, it shall be credited with that number of shares of Common Stock equal to the number of such shares (including fractional shares) that could have been purchased with the dollar amount of the Discretionary Amount at the Fair Market Value Average for the last business day of the month during which such Discretionary Amount is authorized or such other date as may be specified in the Discretionary Amount authorization.

(d) Dividends. A Participant's Company Stock Account shall be credited on each Common Stock dividend payment date with that number of shares which could have been acquired through the Energen Corporation Dividend Reinvestment and Direct Stock Purchase Plan or similar successor plan (the "DRIP") by the reinvestment of the dividends payable on the number of shares of Common Stock credited to such Company Stock Account as of the record date for such dividend. In the event that the DRIP is no longer operative, or at such time as the Officers Review Committee in its discretion shall specify, the number of dividend reinvestment shares shall be calculated based on the Fair Market Value Average for the dividend payment date.

(e) Stock Dividend, etc. The Company Stock Account shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, Change in Control, exchange of shares, exchange for cash or other consideration, or other similar corporate change.

(f) Transfer upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, each Participant's Investment Account shall be credited with an amount measured in dollars equal to the value of such Participant's Company Stock Account as of such time. Upon such crediting of the Investment Account, the Participant's Company Stock Account shall be closed and the Participant shall have no further interest in the Company Stock Account.

(g) Allocation of Cash Compensation. A Participant may request that part or all of deferred compensation attributable to Cash Compensation be allocated to the Participant's Company Stock Account. A Participant's request to make such an allocation or change a previous allocation must be in writing on an Allocation Request Form. All such requests are subject to acceptance by Energen in its discretion. If accepted by Energen, the allocation request will be effective as of the date specified by the request.

(h) Unit Accounting. The other provisions of this Plan notwithstanding, Energen may, at its option, measure and value the Company Stock Accounts, and all contributions, withdrawals, earnings and other adjustments to such accounts, based on the valuation and performance of units in the stock fund under the Energen Corporation Employee Savings Plan.

Section 7.2 Investment Account.

(a) Deferred Amounts. When a Participant's Investment Account is to be credited with a deferred amount, that amount measured in dollars equal to such deferred amount shall be credited to the Investment Account as of the close of business on the date that such amount would have otherwise been paid to the Participant.

(b) Interest. Subject to 7.2(c), as of the close of the last day of each calendar quarter, an additional amount shall be credited to each Participant's Investment Account equal to the product of (i) the average daily balance in such Investment Account for the quarter, times (ii) one-fourth of the annual prime rate for corporate borrowers quoted at the beginning of the quarter by AmSouth Bank of Alabama, Birmingham, Alabama (or such other comparable interest rate as the Officers Review Committee may designate from time to time).

(c) Investment Options. Energen may permit a Participant to allocate the Participant's Investment Account among one or more investment options for purposes of measuring the value of the benefit. To the extent that the Investment Account is allocated to an investment option, it shall not be credited with interest under Section 7.2(b). That portion of the Investment Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options, if any, to make available, and the continued availability of selected investment options rests in Energen's sole discretion; provided, that subsequent to a Change in Control, Energen shall maintain the availability of those investment options in place at the time of the Change in Control (or substantially equivalent investment options).

(d) Participant Allocation Request. A Participant's request to allocate or reallocate among investment options must be in writing on an Allocation Request Form in such increments as Energen may require. All such requests are subject to acceptance by Energen at its discretion. If accepted by Energen, an allocation request will be effective as of the close of business on the allocation date (as defined in Section 7.4).

Section 7.3 Hypothetical Accounts. The Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or subaccounts) shall hold or be required to hold any actual funds or assets.

Section 7.4 Allocation Date. Upon acceptance of an allocation request pursuant to Section 7.1(g) or 7.2(d), Energen will process the request as soon as reasonably administratively practicable and the request shall be implemented and reflected in the Participant's account as of the close of business on such date as may be determined by Energen in its reasonable discretion (the "allocation date").

ARTICLE VIII.

NONTRANSFERABILITY

Section 8.1 Anti-Alienation of Benefits. Any benefits which may be credited to a Participant's Accounts under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 8.2 Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefor.

Section 8.3 Designated Beneficiary. In the event of a Participant's death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a Deferral Election Form. If no such beneficiary has been designated, payment shall be made as required under the Participant's will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the decedent's intestate property, in the proportions specified in such statute.

ARTICLE IX.

WITHHOLDING

Section 9.1 Withholding. The amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.

ARTICLE X.

VOTING OF STOCK

Section 10.1 Voting of Company Stock. No Participant shall be entitled to any voting rights with respect to any shares credited to his or her Company Stock Account.

ARTICLE XI.

ADMINISTRATION OF A PLAN

Section 11.1 Administrator. The administrator of the Plan shall be Energen. However, the Board of Directors shall act on behalf of Energen with respect to the administration of the Plan and may delegate authority with respect to the administration of the Plan to the Officers Review Committee or such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan.

Section 11.2 Authority of Administrator. Energen shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Energen shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, regulations and calculations of Energen shall be final and binding on all persons and parties concerned. The Secretary of Energen shall be the agent of the Plan for the service of legal process in accordance with Section 502 of the Employee Retirement Income Security Act of 1974, as amended.

Section 11.3 Operation of Plan and Claims Procedures. Energen shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. Energen shall be responsible for the expenses incurred in the administration of the Plan. Energen shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. Energen shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Energen with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims Manager" shall be Energen.

(a) Claim Forms. It is the intent of Energen to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to Energen. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to Energen. If for any reason a claim for payments under the Plan is denied by Energen, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i) The claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

(ii) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

(b) Review. The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

(c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 11.3.

Section 11.4 Participant's Address. Each Participant shall keep Energen informed of his or her current address and the current address of his or her beneficiary. Energen shall not be obligated to search for any person. If the location of a Participant is not made known to Energen within three (3) years after the date on which payment of the Participant's benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, Energen is unable to locate any designated beneficiary of the Participant, then Energen shall have no further obligation to pay any benefit hereunder to or on behalf of such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

Section 12.1 No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service or employ of any Participating Employer.

Section 12.2 Participants Should Consult Advisors. Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the state, federal or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

Section 12.3 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of any Participating Employer for payment of any amounts hereunder. Any funds invested hereunder allocable to a Participating Employer shall continue for all purposes to be part of the respective general assets of such Participating Employer and available to the general creditors of such Participating Employer in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of such Participating Employer. Energen shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency of a Participating Employer. No Participant or any other person shall have any interests in any particular assets of any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of any Participating Employer. The Plan constitutes a mere promise by the Participating Employers to make payments to the Participants in the future. With respect to the guarantee of Energen under Section 2.2, Participants have rights only as general unsecured creditors of Energen. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of any Participating Employer will be sufficient to pay any benefit hereunder. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

Section 12.4 The Trust.

(a) Establishment of Trust. In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, Energen shall establish a Trust by a trust agreement with a third party, the Trustee, to which Energen may, in its discretion, contribute cash or other property, including securities issued by Energen, to provide for the benefit payments under the Plan. The Trustee will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust. Energen shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust. All rights associated with the assets of the Trust will be exercised by the Trustee or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Trust shall provide that in the event of the insolvency of Energen, the Trustee shall hold the assets for the benefit of the general creditors of Energen and its affiliated companies. The Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64 with such changes and modifications as may be approved by Energen.

(b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the Trust assets, then within thirty days of such Change in Control, Energen shall contribute to the Trust assets having a value at least equal to the amount of such excess.

Section 12.5 Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

Section 12.6 Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 12.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Alabama shall apply with respect to the Plan.

ARTICLE XIII.

AMENDMENTS

Section 13.1 Amendment of the Plan. Energen reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Board of Directors and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of Energen by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

ARTICLE XIV.

TERM OF PLAN

Section 14.1 Term of the Plan. Energen may at any time terminate the Plan by action of the Board of Directors with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article VI of the Plan including, without limitation, Section 6.6 of the Plan. Effective as of the date of such Board of Directors action (or such later date as may be specified therein) all Section 4.1 compensation deferral elections will terminate and no further amounts shall be credited to any Accounts of any Participant under Sections 7.1(a), (b), (c) and 7.2(a) after such date. However, the Participants' Accounts shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until all benefits are distributed to the Participants or to the Participants' beneficiaries.

EXHIBIT 5(a)

April 27, 2001

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

In our capacity as counsel for Energen Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration by the Company of $5,000,000.00 in Deferred Compensation Units and Common Stock, par value $.01 per share, pursuant to the Energen Corporation 1997 Deferred Compensation Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

2. The Plan has been duly and validly authorized and adopted, and the shares of the Common Stock of the Company to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 Part II of the Registration Statement.

Very truly yours,

/s/ BRADLEY ARANT ROSE & WHITE LLP

EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 25, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Energen Corporation, which is incorporated by reference in Energen Corporation's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated October 25, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

April 26, 2001

EXHIBIT 24

POWER OF ATTORNEY

(1997 Deferred Compensation Plan)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below hereby constitutes and appoints Wm. Michael Warren and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the "Company") on Form S-8 relating to the registration of $5,000,000.00 in Deferred Compensation Units and Common Stock proposed to be issued pursuant to the Company's 1997 Deferred Compensation Plan, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated as of this 27th day of April, 2001.

Signature Title

/s/ Wm. Michael Warren Chairman of the Board, President, and

Wm. Michael Warren Chief Executive Officer

/s/ Geoffrey C. Ketcham Executive Vice President, Chief

Geoffrey C. Ketcham Financial Officer and Treasurer

/s/ Grace B. Carr Controller

Grace B. Carr

/s/ Dr. Stephen D. Ban Director

Dr. Stephen D. Ban

/s/ Julian W. Banton Director

Julian W. Banton

/s/ J. Mason Davis, Jr. Director

J. Mason Davis, Jr.

/s/ James S. M. French Director

James S. M. French

/s/ T. Michael Goodrich Director

T. Michael Goodrich

/s/ Wallace L. Luthy Director

Wallace L. Luthy

/s/ Rex J. Lysinger Director

Rex J. Lysinger

/s/ Dr. Judy M. Merritt Director

Dr. Judy M. Merritt

/s/ Drayton Nabers, Jr. Director

Drayton Nabers, Jr.

/s/ Stephen A. Snider Director

Stephen A. Snider